Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Victory Capital Holdings Corpration, fka New Environmental Technologies Corporation (the "Registrant") on Form 10-KSB for the year ending December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof(the "Annual Report"), I, Harold Gregg Secretary/Treasurer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

4/15/05

/s/ Jon Fullenkamp
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Jon Fullenkamp
Interim Principal Financial and Accounting Officer